UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2011

SPARTAN STORES, INC.

(Exact name of registrant as specified in its charter)

Michigan	000-31127	38-0593940
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan		49518-8700
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (616) 878-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01	Other Events.

On May 18, 2011 the Company issued a press release announcing that the Board of Directors has declared a 30% increase in the Company’s quarterly dividend rate on its common stock, from $0.05 per share to $.065 per share. The next quarterly dividend is payable on June 15, 2011 to shareholders of record as of June 1, 2011.

The Company also announced that the Board of Directors has authorized the Company to repurchase up to $50 million of the Company’s common stock over a five-year period.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 to this Report is being furnished and is not “filed” with the Securities and Exchange Commission and is not incorporated by reference into any registration statement under the Securities Act of 1933.

The press release contains forward-looking statements within the meaning of the Securities Act and the Exchange Act and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements relate to Spartan Stores’ current expectations and are subject to the limitations and qualifications set forth in the press release as well as in Spartan Stores’ other documents filed with the SEC, including, without limitation, that actual events and/or results may differ materially from those projected in such forward-looking statements. The Company’s adoption of a dividend policy does not commit the board of directors to declare future dividends. Each future dividend will be considered and declared by the board of directors in its discretion. The authorization of the stock repurchase program is not a guarantee that any or all shares authorized for repurchase will be repurchased under the program. The ability of the board of directors to continue to declare dividends, and the ability of the Company to repurchase shares of common stock, will depend on a number of factors, including the Company’s future financial condition and profitability and compliance with the terms of its credit facilities.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits: The following document is attached as an exhibit to this report on Form 8-K:

99.1	Press Release dated May 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 18, 2011	SPARTAN STORES, INC.

	By	/s/ David M. Staples
David M. Staples
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

99.1	Press Release dated May 18, 2011.